EXHIBIT 16.1

March 30, 2016

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Carolco Pictures, Inc.

Commissioners:

We have read Item 4.01 of Form 8-K dated March 30, 2016, of Carolco Pictures, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC